Exhibit 10.1

Amended and Restated Purchase and Supply Agreement

Between

Genzyme Corporation & Invitrogen Corporation

Contract # SPM-254-3

January 1, 2008 to December 31, 2011

Table of Contents:

1. Definitions

2. Scope

3. Term

4. Payment Terms

5. Products and Pricing

6. Release of Orders

7. Forecasting, Purchase Orders and Supply Obligations

8. Biosurgery Products

9. Security of Supply

10. Acceptance; Rejection; Pre-shipment Samples

11. Certificate of Analysis; Other Documentation

12. Storage; Delivery

13. Manufacturing Obligations; Warranties

14. Other Obligations

15. Termination

16. SBA Socio-Economic Reporting

17. Confidentiality

18. Insurance

19. Force Majeure

20. Research Product Warranties

21. Authorized use of Research Products

22. [**]/Transmissible Spongiform Encephalopathy Compliance

23. Export Control

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

24. Indemnification

25. Compliance Laws

26. Limitation of Liability

27. Assignment

28. Jurisdiction

29. Severability; Remedies; Waiver;

30. Notices

31. Advertising

32. Statutes and Executive Orders

33. Survival

34. Additional or Inconsistent Terms

35. Entire Agreement

36. General Provisions

The following Attachments are attached to this Purchase and Sale Agreement and made a part hereof:

Attachment A: Genzyme Global Buying Entities.

Attachment B1: Listing and prices of Custom Manufactured Products.

Attachment B2: Listings and prices of Biosurgery Products.

Attachment B3: Listing and prices of Research Products.

Attachment B4: Listing and prices of Genetics Products

Attachment C: Specifications, Certificates of Analysis,

Attachment D: List of Account Managers

Attachment E: Genzyme Accounts Payable Contacts

Attachment F: Supplemental Product Amendment for Biosurgery Products

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Attachment G: Genzyme Materials and Materials Specifications

Attachment H: [**] Protocols

Attachment I: Biosurgery Refrigeration & Transportation Requirements

Attachment J: Supplemental Product Amendments

Attachment K: Change or Discontinuation Notification Process

Attachment L: Certification of Suitability of Monographs of the European Pharmacopoeia

Attachment M: Reserve Requirements

Attachment N: Disaster Recovery Plan

Attachment O: Belgium Amendment No. 1 to Supply Agreement No SPM 254

Attachment P: Genzyme On-Site Stockroom Programs

AMENDED AND RESTATED PURCHASE AND SUPPLY AGREEMENT

This Purchase and Supply Agreement (the “Agreement”) effective December 31, 2007 (“Effective Date”) is between Invitrogen Corporation (“Supplier”), a Delaware corporation with a principal place of business at 1600 Faraday Avenue, Carlsbad, CA 92008 and Genzyme Corporation,  a Massachusetts corporation with a principal place of business at 500 Kendall Street , Cambridge, MA 02142 and Genzyme Therapeutics Products Limited Partnership, C/O Genzyme Center, 500 Kendall Street, Cambridge, MA 02142 (“Genzyme”)

Recitals:

A.    Genzyme and Supplier previously entered into a purchase and supply agreement effective January 1st, 2005 (the “Prior Agreement”). For good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties wish to amend and restate in its entirety the  Purchase and Supply Agreement with this Amended and Restated Purchase and Supply Agreement

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound agree as follows:

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

1.             Definitions:

1.1.                  “Affected Product” shall mean Changed Products and discontinued Products, as defined in Attachment K.

1.2.                  “Affected Product Effective Date” shall mean the date on which the change or discontinuation giving rise to an Affected Product Notice is to be implemented. In the case of multiple changes to a Changed Product, the Affected Product Effective Date shall be the date of the first such change.

1.3.                  “Affiliate” shall mean any entity or person that, directly or indirectly, controls, is controlled by, or is under common control with another person. A person shall be deemed to control another person if the controlling person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled person, whether through ownership of stock, the power to elect or appoint the board of directors or trustees, by contract, or otherwise.

1.4.                  “Authorized Buying Entities” shall have the meaning set forth in Section 2.2 hereof.

1.5.                  “BioProduction” means any materials that are procured to a Genzyme part number and specification as contained in Attachment B1 and B2.

1.6.                  “[**] Product” shall mean any Product that contains, or is defined as being, a [**].

1.7.                  “Certificate of Suitability” shall have the meaning set forth in European Pharmacopoeia Monograph 2001:1483, Products With Risk of Transmitting Agents of Animal Spongiform Encephalopathies. A sample Certificate of Suitability is set forth on Attachment A hereto.

1.8.                  “Changed Product” shall mean any (i) Product, a component, element or ingredient of which has changed, or (ii) Product for which the process used for manufacturing such Product has changed.

1.9.                  “Consigned Inventory” shall mean Products owned by Supplier and stored in a Stockroom as specified in Attachment P hereof.

1.10.                “Core Product” shall mean any franchised Product that Supplier maintains in its catalog.

1.11.                [**].

1.12.                [**].

1.13.                “Custom-Manufactured Products” shall mean non-catalog-based Products manufactured according to Material Specifications provided by Genzyme for Genzyme use only and not for sale to any other third party.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

1.14.                “Disaster” shall mean any unplanned interruption of the operations of, or inaccessibility to, Supplier’s manufacturing, shipping or storage facilities during which Supplier requires relocation of any or all of its operations relating to Products (the “Product Operations”) to an alternative facility or facilities (each a “Recovery Location”).

1.15.                “Disaster Recovery Plan” shall mean a document defining the resources, actions, tasks and data required for Supplier to continue its operations in the event of a business interruption. [**]

1.16.                [**].

1.17.                “FDA” means the U.S. Food and Drug Administration.

1.18.                [**].

1.19.                “Lead Time” shall mean the period of time between submission of an Order by Genzyme and delivery to Genzyme of the Products included in such Order. A description of Lead Times for each category of Product is set forth in Section 3.1 hereto.

1.20.                “List Price” shall mean [**].

1.21.                “Manufacturer” shall mean the manufacturer of a Product, but shall not include Supplier or any Affiliate of Supplier.

1.22.                “Material Specifications” shall mean specific and detailed information regarding the composition, shipping, handling and storage guidelines and other information necessary to properly manufacture, ship and store a Product, including, without limitation, the identity of and contact information for the Manufacturer, Part Number, sampling plan, safety considerations, expiration date and retest instructions, Supplier certificate requirements, Genzyme test requirements, and storage conditions.

1.23.                “Materials of Animal Origin” shall mean material derived from animal tissues, cells, or body fluids; an “animal” is defined as a higher eukaryotic organism, including mammals (to include humans), fish, birds, reptiles, amphibians, insects, mollusks, etc. Materials of Animal Origin shall not include material derived from lower eukaryotic organisms (including without limitation higher plants, fungi, protozoa and algae); nor does it include material derived from prokaryotic organisms (including without limitation bacteria or blue-green algae).

1.24.                [**].

1.25.                “On-Site Personnel” shall mean employees, consultants, subcontractors or other personnel employed or engaged by Supplier to perform services on its behalf at a Genzyme facility.

1.26.                “Order” shall mean an order provided by Genzyme or an Authorized Buying Entity to Supplier for the purchase and delivery of Products to a location specified by Genzyme or an Authorized Buying Entity pursuant to this Agreement. An Order may

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

include, without limitation, (1) a purchase order, (2) a website order, and/or (3) a procurement card order. All Orders shall be accompanied by a corresponding control number and subject to the terms and conditions contained herein, whether such Order references this Agreement or not.

1.27.                “PPL Schedule” – Product Price List – this is a categorization in which related product lines are placed and managed. This list carries detailed descriptions and packaging designations. The PPL also displays list price for the products within.

1.28.                “Part Number” shall mean a unique, Genzyme-issued number identifying a particular Product and the Manufacturing Specifications specific to such Product.

1.29.                “Person” shall mean any individual, partnership, corporation, firm, association, unincorporated organization, joint venture, trust or other entity.

1.30.                “Products” has the meaning set forth in Section 2.1 and may include (i) Custom-Manufactured Products; (ii) Capital Equipment; (iii) items listed in a catalog (“Catalog Products”); (iv) bulk catalog items (“Bulk Products”); or (v) custom-packaged items listed in a catalog, whether separately or in bulk (“Special Products”). “Products” does not include services, custom products not listed in Section 2.1 and software products.

1.31.                [**].

1.32.                “Product Transition Period” shall mean the period beginning on the date of Genzyme’s receipt of an Affected Product Notice and ending on (i) the Affected Product Effective Date or (ii) the date which is nine (9) months from such date, whichever is longer.

1.33.                “Purchase Order” means any purchase order that Genzyme either itself or through a Buying Entity completes and delivers to Supplier either directly or through one of its Affiliates listed in Attachment __ in accordance with Section 6.

1.34.                “QSR” means regulations set forth in FDA’s Quality System Regulations at 21 C.F.R. Part 820.

1.35.                “Quote” shall mean a quotation provided by Supplier to Genzyme [**].

1.36.                “Reference Price” shall mean, as of any particular date, the price of a Product in effect on such date in the previous year.

1.37.                “Special Handling” shall mean increased freight and delivery charges required to ship a Product (i) that has been classified as (a) hazardous material, (b) oversized, or (c) a direct factory shipment and has been labeled as such in any catalog, flyer or other promotional material of the Supplier; or (ii) on an expedited basis at Genzyme’s request.

1.38.                “Specifications” means the procedures, test results, requirements, criteria, specifications, standards and other data relating to the manufacture and supply of Products, as more particularly set forth on Attachment C.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

1.39.                “Sterile” means that any Product described as Sterile has been manufactured in compliance with medical device QSR’s through aseptic processing to a sterility assurance level of 10-3.

1.40.                “Summary Invoice” shall mean a monthly invoice in Microsoft Excel format sent by Supplier to Genzyme that shall include all Orders (including, without limitation, withdrawals of Consigned Inventory, Orders made using procurement cards and Supplier website Orders) filled by Supplier during the relevant monthly period.

1.41.                “Term” shall mean the Initial Term and all Extended Terms, if any.

1.42.                “Third Party” means any person or entity other than Genzyme, Supplier, their respective Affiliates, and a Buying Entity.

2.             Scope:

2.1           Products. The Products, individually or collectively, to be bought and sold by Genzyme from Supplier are any of the following:

2.1.1        “Custom Manufactured Products” as set forth more particularly on Attachment B 1, and which are:

[**].

2.1.2        Supplier’s research products, as set forth in Supplier’s then-current U.S. Catalog, and its Affiliates’ then-current written catalogs (“Research Products”), including research products supplied under on-site stocking programs.

2.1.3        Supplier’s Biosurgery products listed on Attachment B2 ([**]) (collectively, “Biosurgery Products”).

2.1.4        [**].

Products does not include services, custom products not listed above, and software products.

2.2           Buying Entities. Only Genzyme and an entity listed on Attachment A (each a “Buying Entity”) may place Purchase Orders for Products under this Agreement.

2.2.1        An entity not listed on Attachment A may not place Purchase Orders, either for itself or on behalf of any other party, and is not entitled to the benefits of this Agreement.

2.2.2        A Genzyme Affiliate or other entity may only become a Buying Entity by a written amendment of Attachment A signed by Supplier and Genzyme. Removal of an entity from Attachment A requires only written notice from Genzyme to that Buying Entity and to Supplier.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

2.2.3        Genzyme warrants and represents to Supplier that the Buying Entities listed on Attachment A, are Affiliates of Genzyme. If, at any time during this Agreement, any entity listed on Attachment A ceases to be a Genzyme Affiliate, then Genzyme shall so notify Supplier, and such entity shall be removed from Attachment A and shall no longer be a Buying Entity.

2.2.4        Removal of a Buying Entity from Attachment A shall not, alone, release such Buying Entity from its obligations hereunder.

2.2.5        Genzyme and Supplier each acknowledge and agree that the terms and conditions of this Agreement shall apply to all Purchase Orders submitted by Genzyme or any of the Buying Entities during the Term of this Agreement. Where the terms of this Agreement conflict with any such Purchase Order, this Agreement shall govern. All parties agree that Attachment O will specifically apply to Genzyme Belgium purchases.

2.2.6        The placement of a Purchase Order by a Buying Entity constitutes such Buying Entity’s acceptance that the terms and conditions of this Agreement govern such Purchase Order and agreement to abide by this Agreement.

2.2.7        Supplier shall provide Genzyme with a list of all Supplier Affiliates who are selling Products subject to this Agreement (together with Supplier, “Selling Entities”). The acceptance of a Purchase Order by a Selling Entity constitutes such Selling Entity’s agreement (i) that the terms and conditions of this Agreement govern such Purchase Order; and (ii) to abide by the applicable terms and conditions of Agreement. Supplier shall also provide Genzyme with written notice in due commercial course of any companies acquired by Supplier during the term of this Agreement, any new product offerings, and new discounts or other promotional offerings.

2.2.8        The only role of the Buying Entities and Selling Entities under this Agreement is to facilitate the ordering, delivery and payment process on a multinational level. No Buying Entity or Selling Entity shall be liable under this Agreement except as expressly stated herein. Genzyme and Supplier shall each be fully liable and responsible for all supply, delivery, quality, payment, warranty, security, insurance, use, indemnity, and other commitments under this Agreement, regardless of which Buying Entity or Selling Entity (respectively) placed or accepted a Purchase Order, or received or delivered Products.

3.             Term:

This Agreement shall be effective on the Effective Date and continue until December 31, 2011  (the “Initial Term”). Upon expiration of the Initial term, this Agreement shall automatically renew for successive one year terms unless it is terminated by either party pursuant to this Article 3 or as otherwise provided herein. Each party may terminate this Agreement after the Initial Term has expired by providing the other party with at least six (6) months written notice.

4.             Payment Terms:

4.1           Non-U.S. Purchases. Non-U.S. Buying Entities shall receive invoices from, and

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

payment on invoices shall be made to, the Selling Entity corresponding to the territory in which such Buying Entity is located. Such non-U.S. invoices shall be stated in the currency of the invoicing Selling Entity or the Buying Entity, as such parties may determine from time to time.

4.2           Currency Exchange. Prices for Custom Product purchases by non-U.S. Buying Entities will be based on the List Price for such Custom Products as set forth in this Agreement and adjusted to local currency using a currency exchange rate determined as follows:  at the beginning of each calendar year, the exchange rate for the applicable currency shall be set for such calendar year as the previous year’s average exchange rate for such currency as calculated from data published at Oanda.com.  For clarity, the exchange rate for a given currency shall be set at the beginning of the year and shall be applicable for the entire calendar year.

4.3           Payment. Except as described in Section 4.3, invoices shall be paid within thirty (30) days of receipt, provided that all invoices shall include at least the following information: Buying Entity account number, Purchase Order number, Product description, quantity of Product desired, unit cost and extended cost of Product, invoice number, and applicable Product part number.

4.4           Consolidated Invoices. Supplier shall provide upon Genzyme’s request consolidated monthly invoices for each U.S. Buying Entity. All such consolidated invoices shall be paid in full within the last date specified, provided that the parties agree on the amount invoiced. Consolidated invoices shall be submitted in Excel format and shall contain at least the following information: Buying Entity account number; Purchase Order number; Product description; quantity of Product; unit cost and extended cost of Product; invoice number; and applicable Product part number.

4.5           Invoice Disputes. In the event Genzyme disputes an invoice amount, Genzyme shall notify Supplier within fifteen (15) days of the date of receipt of such invoice, may withhold payment of the disputed amount, and shall pay the undisputed portion of such invoice by such fifteenth (15th) days. The parties shall negotiate in good faith how to address the disputed portion of the invoice.

5              Products and Pricing:

5.1           [**].

5.2           Process Development Genzyme & Supplier Support.

SUPPLIER understands that GENZYME needs the freedom to operate regarding the future development of mammalian cell base technologies. Therefore GENZYME may elect to work with Vendors whose skill set and know-how best suit Genzyme’s timelines and or other requirements. Genzyme may use a reasonable effort to provide Supplier an opportunity re: the above needs by using Supplier’s catalogue products, custom products, and or optimized IP platforms to address the cell culture needs of Genzyme during the course of this Agreement, so long as Supplier can meet Genzyme’s timelines, budgets and other requirements for the project. [**].

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

5.4           Price and Payment Terms for [**]Batches.

The pricing for the [**]is set forth in Attachment B 1. Delivery of the [**] will be consistent with terms outlined in Section 10.1 of the Supply Agreement. [**].

5.5           Price and Payment Terms for [**] Batches.

[**].

5.6           Pricing for Research Products.

5.6.1        Current US prices for Supplier Research Products are set forth in Supplier’s current catalog (“List Price”). Each Selling Entity has a different catalog and the List Prices may vary by country. [**].

5.6.2        [**].

5.6.3        [**]

5.6.4        [**].

5.6.5        [**]

5.7           Contingency Manufacturing Site and Disaster Recovery Plan. Will be reviewed annually during a Quarterly Business Review Meeting where [**].

5.7.1 Raw Material Safety Stock: [**]

6. Release of Orders:

6.1           Purchase Order Placement. Genzyme shall have no obligation to order any Product by virtue of this Agreement alone. In the event that Genzyme orders Products hereunder, Genzyme shall issue a Purchase Order to Supplier stating, at a minimum, the description and quantity of the Product(s) being ordered and the required date(s) for delivery of such Product(s). No Product shall be delivered prior to receipt of an applicable Purchase Order (whether electronically, by telephone, or fax). Purchase Orders for Custom Manufactured Products and Biosurgery Products shall be sent by hard copy or email only. In the event Genzyme does not receive a written notice of acceptance or rejection of a Purchase Order within five (5) business days of the Purchase Order date, acceptance of the Purchase Order by Supplier shall be conclusively presumed.

6.2           Electronic Orders. Purchase Orders placed and acknowledgments sent under this Agreement may be sent in writing or by electronic means in a mutually agreed

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

upon platform. The parties agree that:

6.2.1        The electronically transmitted Purchase Orders shall be deemed to satisfy any legal formalities requiring that agreements be in writing.

6.2.2        Neither party shall contest the validity or enforceability of any such electronic transmission under any applicable statute of frauds.

6.2.3        Computer maintained records when produced in hard copy form shall constitute business records and shall have the same validity as any other generally recognized business records.

6.3           21 CFR Part 11 Compliance. Supplier and Genzyme each represent and warrant to the other that each is developing its electronic transmission and computer maintained records/security to bring such transmission, records, and security into compliance with the requirements of 21 CFR Part 11.

7.             Forecasting. Purchase Orders and Supply Obligations:

7.1           Forecasts. [**].

7.2           Purchase Order Requirements: Supply Obligations.

7.2.1        Genzyme shall issue Purchase Orders for Products as follows: (i) for Custom Manufactured Products and [**] (after [**] has been approved by Genzyme for use in its BioProduction process) [**] prior to the requested delivery date(s); (ii) for [**],[**] prior to the requested delivery date(s); (iii) for Biosurgery Products (excluding [**]),[**] prior to the requested delivery dates.

7.2.2        Each Purchase Order shall specify at a minimum the amount of each Product required, the delivery dates and location and any other ordering terms. Each Purchase Order shall constitute a binding obligation on Genzyme to take and pay for the Product specified therein subject to the terms of this Agreement.

7.2.3        [**].

7.2.4        Delay of Delivery: Genzyme may delay deliveries under an outstanding Purchase Order upon providing written notice to Supplier no less than (i) [**] days before the scheduled delivery date for Custom Manufactured Products, and (ii) [**] days before the scheduled delivery date for Biosurgery Products. Such delays shall be at no additional charge to Genzyme. The maximum duration of any delay of [**] and Biosurgery Products shall be [**] months from the date of Genzyme’s notification of acceptance of the pre-shipment sample for the applicable Product (or, if no pre-shipment sample is sent, then from the original date of delivery of such Product); the maximum duration of any delay of [**] shall be [**] months from date of the Purchase Order.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

8.             Biosurgery Products:

8.1           Raw Materials for Biosurgery Products. Prior to or on even date with its submission of a Purchase Order for Biosurgery Products, Genzyme shall deliver to Supplier a sufficient amount of the materials set forth in Attachment G (“Materials”) to enable Supplier to manufacture the amount of Biosurgery Products set forth in such Purchase Order. In the event that Materials are lost or destroyed due to Supplier’s negligence or misconduct, Supplier will reimburse Genzyme for its direct out-of-pocket costs of the Materials and the associated shipping costs.

8.1.1        If Genzyme delays delivery of the necessary Materials, the affected Purchase Order delivery date(s) may be extended for the duration equal to such delay.

8.1.2        The parties acknowledge that Supplier’s manufacture of Biosurgery Products manufactured using Materials is conditional upon the Materials meeting certain specifications (“Materials Specifications”) as set forth on Attachment G. Genzyme shall accompany each delivery of Materials with Certificates of Analysis confirming that the delivered Materials meet the Materials Specifications, along with instructions for proper storage and handling of the Materials.

8.1.3        Genzyme acknowledges that if the Materials do not conform to the Materials Specifications upon their delivery to Supplier, then Supplier’s manufacture of the Biosurgery Products may be adversely affected. [**].

8.1.4        Upon the parties’ agreement with respect to the amount of Materials necessary to manufacture Biosurgery Products, Genzyme has the right to instruct Supplier that excess Materials be disposed of by Supplier, in which case Genzyme will reimburse Supplier a disposal fee to cover Supplier’s expense in destroying such Material and other reasonable costs associated with the disposal of the materials.

8.1.5        Supplier will provide reports to Genzyme prior to the close of each month with respect to delivered Material which will include: ending inventory, receipts, new reserves, and usage details.

8.2           Other Biosurgery Products. The parties may enter into future agreements from time to time to add additional Biosurgery Products to Attachment B2. Biosurgery Products may only be added to this Agreement by execution of the Amendment form attached hereto as Attachment F (“Supplemental Product Amendment” or “SPA”), to which a Certificate of Analysis and sample label for such product shall be attached. Supplemental Product Amendments that are currently effective between the parties as of the Effective Date are identified on Attachment J, are incorporated by reference herein, and the products described thereunder shall be Biosurgery Products hereunder, provided that where the terms of this Agreement conflict with the terms of any Supplemental Product Amendment, the terms of this Agreement shall govern. Each Supplemental Product Amendment entered into after the Effective Date shall be attached hereto as Attachments F1, F2, and so on.

8.3           Purchase Orders. Following receipt of a Purchase Order for a Biosurgery products that is not subject to a SPA, Supplier and Genzyme shall review execute an SPA

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

in the form attached hereto as Attachment F to incorporate such Biosurgery Product. Supplier will not manufacture and deliver to Genzyme any Biosurgery Product that is not subject to an executed SPA. Supplier shall use commercially reasonable and good faith efforts to meet Genzyme’s Purchase Orders and delivery requirements for Biosurgery Products. If Supplier is unable for any reason to supply any portion of the total demand for Biosurgery Products specified in a Purchase Order that exceeds the then-applicable, accepted Genzyme Forecast, Supplier may allocate its available supply among any or all customers on such basis as Supplier may deem fair and practical, without liability for any failure of performance that may result there from.

8.4           Termination of Supply of Biosurgery Products.

8.4.1        If Genzyme cannot offer its services as a result of action by the FDA, and the FDA’s requirements cannot be satisfied within [**], Genzyme may terminate Supplier’s supply of Biosurgery Products hereunder by providing [**].

8.4.2        Each party may terminate the supply of Biosurgery Products hereunder without cause upon [**] written notice to the other party. Such termination shall not affect the supply of Products other than Biosurgery Products.

9.             Security of Supply:

9.1           Custom Manufactured Products. Upon Genzyme’s request in a written or electronic Purchase Order, Supplier shall commence manufacture of an inventory of Custom Manufactured Products (in the quantity (ies) set forth below) that are Pre-Approved Finished Goods (defined below), custom manufactured and stored in accordance with the applicable Specifications, and held on reserve inventory for the purpose of security of supply (“Security of Supply”). Submission of such initial Purchase Order obligates Genzyme to take delivery of the Security of Supply. Upon completion of the manufacture of the Security of Supply, Supplier shall roll over such Security of Supply into its delivery of Custom Manufactured Products under the next-occurring Purchase Order on a first-in-first out basis. At all times during the term of this Agreement, Supplier shall maintain the inventory dedicated for Security of Supply in the following quantities and at the following locations or otherwise at Genzyme’s sole discretion:

[**]

9.1.1        Unapproved Finished Goods. “Unapproved Finished Goods” means a Custom Manufactured Product which is tested, approved, packaged and labeled in accordance with the applicable Specifications for delivery to Genzyme by Supplier, but which Genzyme has not tested to confirm conformity to the applicable Specifications.

9.1.2        Pre-Approved Finished Goods. For Genzyme to approve a lot of [**] as Security of Supply, Supplier shall send Genzyme a sample of such lot within [**] of receiving Genzyme’s Purchase Order requesting such Security of Supply. Upon receipt of Genzyme’s notification of acceptance of a pre-shipment sample of [**] as conforming to the applicable Specifications, the lot from which pre-shipment sample was taken shall be

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

“Pre-Approved Finished Goods” for purposes of this Section 9.1.

9.1.3        Form of Packaging and Storage Conditions. The Security of Supply of [**] shall be maintained in [**] unless otherwise reasonably requested by Genzyme no less than [**] in advance. The Security of Supply of [**] shall be maintained in [**], unless otherwise reasonably requested by Genzyme no less than [**] in advance.

9.1.4        Ordering Security of Supply. Genzyme may, at any time, request delivery of all or part of the Security of Supply by placing a Purchase Order therefore (“Security Supply Order”). Supplier shall deliver such Security of Supply within [**] of receipt of such Security Supply Order.

9.1.5        Replenishment of Security of Supply. If Genzyme takes delivery of the entire inventory dedicated to Security of Supply pursuant to this Section 9.1  Supplier shall use fully replenish the Security of Supply as follows: [**].

9.2           Back-up Manufacturing Facility: Supplier has two manufacturing locations for [**]. In the event the primary manufacturing location becomes or would become incapable of manufacturing Custom Manufactured Products, Supplier will use every available opportunity to manufacture in the alternate location; provided however, that manufacture in the Scotland facility must be approved by Genzyme in advance.

9.3           [**].

10.           Acceptance: Rejection: Pre-shipment Samples:

10.1         [**]. Supplier will test a sample of each lot of [**] in accordance with its Specifications prior to shipment of the full lot of [**]. Supplier will provide Genzyme with a pre-shipment sample of [**] within [**] of the Purchase Order date. Such pre-shipment sample shall be [**] derived from one (1) lot of [**]. Upon receipt of such sample, Genzyme will have [**] to retest the sample in accordance with the [**] Specifications, and will notify Supplier within such time whether the sample complies with the [**] Specifications. Within [**] of receipt of Genzyme’s acceptance of such pre-shipment sample, Supplier shall ship the full order of [**] from its New Zealand facility to its U.S. facility, and Supplier’s U.S. facility will then deliver such [**] to the Genzyme location specified on the Purchase Order on or by the applicable delivery date. Genzyme’s failure to provide timely notice of acceptance or rejection of the sample may result in a delay in delivery, and if so, will relieve Supplier of breach with respect to a Purchase Order delivery late.

10.1.1      If Genzyme determines that the [**] sample does not comply with the [**] Specifications, Genzyme shall provide evidence to Supplier supporting the claim. If Supplier agrees that the [**] sample does not comply with the [**] Specifications, Supplier shall provide a sample from a replacement batch of [**] within [**] after written notification of such rejection.

10.1.2      If Supplier’s assays confirm that the [**] samples are in compliance with

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

the Specifications, but Genzyme’s assays determine that the samples are not in compliance with the Specifications, Supplier and Genzyme will investigate the discrepancy and attempt to reach a reasonable settlement.

10.1.3      Prior to the next-scheduled shipment of [**], Supplier will provide to Genzyme a Certificate of Analysis (COA) with respect to such shipment to allow Genzyme to determine the appropriate Genzyme location for the shipment to be shipped.

10.2         [**] as a Biosurgery Product.

10.2.1      Pre-Shipment Samples. Prior to delivering [**] as a Biosurgery Product under a Purchase Order, Supplier will use commercially reasonable efforts to provide Genzyme with a pre-qualification sample of [**] meeting the Specifications derived from at least one (1) lot of [**].

10.2.2      Inventory. In response to Genzyme’s Purchase Order for [**] as a Biosurgery Product, Supplier will maintain an inventory [**] equal to the amount set forth in such Purchase Order, at no obligation to Genzyme, for [**] from the date of delivery of the pre-shipment sample in accordance with Section 10.2.1.

10.2.3      Acceptance/Rejection of Sample. If Genzyme rejects the sample of [**] in such [**] period, then Supplier will provide a new sample of [**] from different lot; Genzyme acknowledges that such rejection may affect the delivery date of [**], notwithstanding any other provision herein. If Genzyme does not notify Supplier of acceptance or rejection of the sample of [**] within such time period, then Supplier shall have no obligation to fill the corresponding Purchase Order. If Genzyme notifies Supplier of acceptance of the sample within the time period, then Supplier shall ship the amount of [**] set forth in the Purchase Order, at Genzyme’s instruction, either:  (i) promptly in its entirety; or (ii) in installments over a period not to exceed [**]. If such installments are instructed by Genzyme to be delivered within [**] from notification of acceptance, then the price for such [**] shall be as the price existed on the date of the applicable Purchase Order; and if such installments are instructed by Genzyme to be delivered beyond [**] from notification of acceptance, then the price for [**] shall be subject to change as described in Section 5.6.

10.3         All Biosurgerv Products.

10.3.1      Shortages: Patent Defects. Immediately upon receipt of a Biosurgery Product, Genzyme shall inspect same, and notify Supplier of any claims for shortages, patent defects or damages, and shall hold any such Biosurgery Product pending receipt of Supplier’s written instructions regarding disposition. The failure of Genzyme to notify Supplier within five (5) days after receipt shall constitute confirmation that the Biosurgery Product delivered was in the correct quantity, and that there were no patent defects or damages in the packaging containers. Supplier will notify Genzyme if the delivery reflects an overage in excess of one hundred ten percent (110%) of the amount requested in the Purchase Order within thirty (30) days of the day of manufacture; and acceptance of such overage will be at

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

the sole discretion of Genzyme at the original Purchase Order price.

10.3.2      Compliance with the Specifications. Genzyme shall have thirty (30) days from the date of receipt of Biosurgery Products to confirm compliance of such Biosurgery Products with the Biosurgery Product Specifications (latent defects). The failure of Genzyme to notify Supplier in writing that any Biosurgery Product was not in compliance with the Biosurgery Product Specifications shall constitute Genzyme’s final acceptance of the Biosurgery Product.

10.3.3      Cure. If Genzyme rejects a Biosurgery Product as not complying with the Biosurgery Product Specifications subject to Section 8.1.3, then Supplier will use commercially reasonable efforts to deliver to Genzyme a replacement lot of the Biosurgery Product. The replacement lot( s) size will be the same size as the rejected lot, unless otherwise agreed to by the parties, and will be priced at the same unit price as the failed lot. Supplier will fully reimburse Genzyme for Genzyme’s out of pocket cost of any raw materials consumed in the failed lot.

10.4         Custom Manufactured Product Acceptance

10.4.1      Receipt and Testing of Custom Manufactured Product. All Custom Manufactured Product shipped shall be accompanied by quality control certificates of analysis (as set forth in Section 11) signed by a duly authorized official of Supplier confirming that each batch of Custom Manufactured Product covered by such certificate meets the Specification’s release requirements and shall be deemed accepted by Genzyme unless Genzyme, acting reasonably and in good faith, shall give written notice of rejection (hereafter referred to as a “Rejection Notice”) to Supplier within sixty (60) days after receipt of the Custom Manufactured Product by, on behalf of, or for the account of Genzyme.

10.4.2      Rejection Notice. The Rejection Notice shall state in reasonable detail (sufficient to enable) Supplier to identify the nature of the problem, the reason why the Custom Manufactured Product is not acceptable. Any Rejection Notice shall be accompanied by copies of all written reports relating to tests, studies or investigations performed to that date by or for Genzyme on the Custom Manufactured Product rejected. Genzyme shall have the right but not the obligation, to return the rejected Custom Manufactured Product to Supplier at Supplier’s cost, and title to and risk of loss associated with the rejected Custom Manufactured Product shall transfer to Supplier upon receipt by Supplier of the rejected Custom Manufactured Product.

10.4.3      Return of Custom Manufactured Product. Upon receipt of such Rejection Notice, Supplier may require Genzyme to return the rejected Custom Manufactured Product or samples thereof (at Supplier’s cost) to Supplier for further testing, in which event such Custom Manufactured Product or samples thereof as the case may be, shall be returned by Genzyme to Supplier. Upon receipt of the rejected Custom Manufactured Product title to and risk of loss associated with the rejected Custom Manufactured Product shall transfer to Supplier. If it is later determined that Genzyme

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

was not justified in rejecting the Custom Manufactured Product, Genzyme shall reimburse Supplier for the costs of the return, as well as any other costs or expenses incurred by Supplier as a result of the rejection or return and retest and title to and risk of loss associated with such Custom Manufactured Product shall transfer to Genzyme upon placement of the Custom Manufactured Product on the designated carrier by Supplier.

10.4.4      Dispute Resolution. Genzyme’s basis for rejection shall be conclusive unless Supplier notifies Genzyme, within thirty-five (35) days of receipt of the Rejection Notice that it disagrees with such rejection. In the event of Genzyme’s receipt of such a notice by Supplier, representative samples of the Custom Manufactured Product in question shall be submitted to a mutually acceptable independent laboratory or consultant for analysis or review, the costs of which shall ultimately be paid by the party that is determined by the independent laboratory or consultant to have been incorrect in its determination of whether the Product should be rejected. Should the fees associated with the work conducted by the independent laboratory or consultant be due upfront, each of Genzyme and Supplier shall each pay fifty percent (50%) of such upfront fees, and the party that is determined by the independent laboratory or consultant to have been incorrect in its determination shall then reimburse the other party.

10.4.5      Payment Obligations Suspended for Rejected Custom Manufactured Product. If any order of Custom Manufactured Products is rejected by Genzyme under Section 10.4, Genzyme’s duty to pay all amounts payable to Supplier in respect of the rejected Custom Manufactured Product shall be suspended until such time as it is determined by an independent laboratory or consultant that the Custom Manufactured Products in question should not have been rejected by Genzyme. If only a portion of an order is rejected, only the duty to pay the amount allocable to such portion shall be suspended.

11.           Certificate of Analysis: Other Documentation:

A Certificate of Analysis will accompany Custom Manufactured Products and Biosurgery Products. Supplier will accompany a Research Product with a Certificate of Analysis upon Genzyme’s reasonable advanced written request. [**] and [**] shipments will also be accompanied with a certificate of country of origin, expiration date, and batch number.

12.           Packaging, Storage and Delivery:

12.1         Packaging. All Products shall be packaged, marked and otherwise prepared for shipment by Supplier in accordance with the Specifications, or if there are no such specifications for a particular Product, Supplier will use reasonable commercial packaging practices. Supplier shall mark on containers all necessary handling, loading and shipping instructions. An itemized packing list setting forth all Products shipped shall be included with each shipment. Supplier shall store and transport Biosurgery Products in accordance with the specification set forth on Attachment I.

12.2         Storage. [**].

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

12.3         Shipment. With respect to Custom Manufactured Products and Biosurgery Products, Supplier shall arrange and prepay for shipping to Genzyme or the Buying Entity (as applicable), Genzyme or the Buying Entity shall reimburse Supplier for such shipping charges, and title and risk of loss for such Custom Manufactured Products and Biosurgery Products shall pass to Genzyme or the Buying Entity (as applicable) upon delivery to Genzyme or Buying Entity (as applicable). With respect to Research Products, Supplier shall ship such Research Products using the Genzyme Federal Express account number specified by Genzyme, and title and risk of loss for such Research Products shall pass to Genzyme or the Buying Entity (as applicable) upon delivery to Federal Express.

12.4         Delivery Dates. Delivery of Custom Manufactured Products and Biosurgery Products (subject to Section 8.3), shall be [**] late and no more than [**] early from agreed upon delivery date. If Supplier is unable to deliver a Custom Manufactured Product or Biosurgery Product within this agreed upon time frame, Supplier will, if requested by Genzyme or its Buying Entity, ship such product the fastest commercial manner available, at Supplier’s expense. Supplier will ship any Research Products not available at time of receipt of a Purchase Order by next-day delivery.

13.           Manufacturing Obligations: Warranties:

13.1         Custom Manufactured Products. Supplier shall manufacture each Custom Manufactured Product in accordance with the Custom Manufactured Product Specifications, as set forth on Attachment C1. C2. C3 and Attachment C4.

13.1.1      Manufacturing Change or Discontinuance Notification: Refer to Attachment K.

13.1.2      Reliability Analysis of Affected Products. Upon Genzyme’s request, Supplier shall provide to Genzyme a sample of sufficient quantity (as determined in Genzyme’s sole discretion), paid for by Genzyme for Genzyme to perform a reliability analysis on such Affected Product. Supplier acknowledges that such analysis may take up to nine (9) months to complete, and agrees to provide an appropriate sample of the Affected Product as soon as practical following a request from Genzyme.

13.1.3      Large Volume Orders and Storage. Supplier will continue to supply all of Genzyme’s requirements for any Affected Product during the Product Transition Period as described in Attachment K

13.2         Biosurgery Products. Biosurgery Products supplied to Genzyme shall be under a Genzyme label, as incorporated in the Specifications and/or applicable Supplemental Product Amendment. Genzyme shall have no rights to use any trademark or logo of Supplier in the promotion, sale or distribution of its products or services. Supplier does not warrant that Biosurgery Product labeling designated by Genzyme meets any applicable regulatory requirement.

13.3         Custom Manufactured Products Warranty. Each Custom Manufactured Product

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

shipped hereunder shall, at the time it is made delivered to Genzyme or any Buying Entity:

13.3.1      Meet such Custom Manufactured Product’s Specifications;

13.3.2      Be manufactured in accordance with all applicable laws and regulations;

13.3.3      Be conveyed to Genzyme or the Buying Entity with good title; and

13.3.4      Not be adulterated or misbranded.

EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, INCLUDING IN SECTIONS 24 (INDEMNIFICATION) AND 26 (LIMITATION OF LIABILITY) HEREOF, GENZYME’S REMEDY FOR ANY BREACH OF THE FOREGOING WARRANTIES SHALL BE, AT GENZYME’S DISCRETION, EITHER REPLACEMENT OF THE NON-CONFORMING CUSTOM MANUFACTURED PRODUCT OR, IF SUPPLIER CANNOT REPLACE SUCH CUSTOM MANUFACTURED PRODUCT, REFUND OF THE CUSTOM MANUFACTURED PRODUCT PRICE.

13.4         Supplier Biosurgery Product Warranty. Supplier warrants to Genzyme that each Biosurgery Product shall at the time it is made available to Genzyme or a Buying Entity (as applicable):

13.4.1      Meet the relevant Biosurgery Specifications attached hereto as Attachment B2,  and Attachment G;

13.4.2      Be manufactured in substantial compliance with QSR or other similar requirements to the extent that such other applicable requirements have been incorporated into the Biosurgery Product Specifications at the time of manufacture of the Biosurgery Product;

13.4.3      Be packaged and shipped to Genzyme in a manner consistent with the Biosurgery Product Specifications attached hereto as Attachment B2 and G

13.4.4      Not to be sold by Supplier over a Genzyme label to Third Parties for any purpose.

13.5         Sterility. The determination as to whether each batch of a Biosurgery Product is Sterile by the procedures defined in the Biosurgery Product Specifications provides a small, but non-zero probability that each and every container of a Biosurgery Product produced as part of a batch of a Biosurgery Product, which batch is in compliance with the Biosurgery Product Specifications, is not Sterile. Biosurgery Product packaging and aseptic filling process has not been qualified by the Supplier to achieve or maintain a defined sterility assurance level.

SUPPLIER DISCLAIMS ANY WARRANTY THAT EACH AND EVERY CONTAINER OF BIOSURGERY PRODUCT SHALL BE STERILE.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

13.6         Genzyme Acknowledgments.

13.6.1      Genzyme acknowledges that Supplier has not qualified Biosurgery Products for any human or animal diagnostic or therapeutic application.

13.6.2      Genzyme acknowledges that Supplier has no responsibility with respect to whether components in the end product of any Genzyme therapeutic or diagnostic process are suitable for Genzyme’s intended use, or for use in any other process using a Biosurgery Product which is practiced by Genzyme or any other party and which involves the health of a human.

13.6.3      EXCEPT AS OTHERWISE SET FORTH IN SECTION 24 (INDEMNIFICATION) HEREOF, GENZYME’S SOLE REMEDY FOR ANY BREACH OF THE FOREGOING WARRANTIES REGARDING BIOSURGERY PRODUCTS SHALL BE, AT GENZYME’S -DISCRETION, EITHER REPLACEMENT OF THE NON-CONFORMING BIOSURGERY PRODUCT OR, IF SUPPLIER CANNOT REPLACE SUCH BIOSURGERY PRODUCT, REFUND OF THE BIOSURGERY PRODUCT PRICE PAID.

13.7         Biosurgery Product Issues. Supplier shall notify Genzyme or the applicable Buying Entity in writing immediately upon learning: (i) that a Biosurgery Product delivered hereunder fails to meet the Biosurgery Product Specifications; or (ii) of a deviation of the Biosurgery Product batch records which could impact product quality; and in each case initiate an investigation and implement corrective action where commercially reasonably appropriate.

13.8         Genzyme Biosurgery Product Warranties. Genzyme warrants that:

13.8.1      It has now and will maintain the technical and other requisite competencies to determine the suitability of the Biosurgery Products for the uses to which Genzyme or its customers will put such Biosurgery Products;

13.8.2      The Biosurgery Product Specifications have been determined by Genzyme to be adequate to confirm the suitability of the Biosurgery Product, its packaging and labeling supplied hereunder for the uses to which such Biosurgery Product will be put by Genzyme or its customers;

13.8.3      It shall ship Biosurgery Products in furtherance of its provision of service to its customers only under Genzyme’s label;

13.8.4      Genzyme’s processes are structured and will be operated only in a manner in which the use of any Biosurgery Product which is not Sterile shall be detected by Genzyme prior to any use of the Biosurgery Product;

13.8.5      It shall perform diligently sufficient incoming inspection to satisfy its obligations under this Agreement and under all applicable laws, rules and regulations.

13.9         Limitation of Warranties. Supplier’s warranties herein are personal to the purchaser of Biosurgery Products, and shall not be construed as running to the benefit of any Buying Entity’s distributors or its or their customers.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

13.10         WARRANTY DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SUPPLIER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PRODUCT, AND SUPPLIER DISCLAIMS ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. SUPPLIER PROVIDES NO REPRESENTATIONS OR WARRANTIES THAT THE PRODUCTS ARE SUITABLE FOR USE IN ANY THERAPEUTIC OR DIAGNOSTIC PROCESS FOR HUMANS AND ANIMALS.

13.11         Herd Management. Supplier agrees to conduct its Herd Management in conformance with the [**] Processing Protocols attached hereto as Attachment H to this Agreement.

13.12        Traceability. Supplier will ensure traceability to the original manufacturer of each raw material used in the manufacture of Custom Manufactured Products and Biosurgery Products

13.13         Site Audit. Supplier will, within sixty (60) days of Genzyme’s reasonable written request, allow Genzyme to inspect that portion of Supplier’s manufacturing facilities in which Supplier manufactures Products, provided that Genzyme signs Supplier’s standard site visit confidentiality agreement. Supplier will work with Genzyme’s audit team to secure a mutually agreeable date for such audit, respond to any reasonable questions, and take any compliance issues that may arise into consideration.

13.14         Regulatory Inspection. Supplier shall provide written notification of all inspections from any regulatory agencies that specifically apply to Custom Manufactured Products and Biosurgery Products within thirty (30) days of Supplier’s receipt of notice of such inspections. These inspections include: ISO, FDA, EC, HPB, and MCA. Supplier shall inform Genzyme within twenty-four (24) hours should any regulatory or ISO approval be withdrawn for Custom Manufactured Products and Biosurgery Products, if there are any recalls of items provided to Genzyme, or if any regulatory agency initiates any enforcement action against the Supplier with respect to Custom Manufactured Products and Biosurgery Products.

14.           Other Obligations:

14.1     Technical Seminars. Supplier and Genzyme’s Science and Research Corporate Purchasing group will, from time to time, discuss the provision of technical seminars by Supplier at a central Genzyme location.

14.2    Quarterly Business Reviews. Supplier will conduct quarterly business reviews coordinated with designated Genzyme personnel, to monitor Genzyme’s forecasts, business progress, on-time delivery (of product listed in Attachments B 1, B2 and B4) and cost savings. Such business reviews will review all areas of Supplier’s business that is directly related to Genzyme. Supplier will supply such business reviews to Genzyme no later than forty-five (45) days after the close of the previous business quarter for international, and thirty (30) days after the close of the previous business quarter for domestic, and the parties will meet to discuss such business reviews at a Genzyme location no later than sixty (60) days after the close of each calendar quarter.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

14.3    Account Administration: Genzyme and Supplier will assign a primary individual to manage such party’s account established by this Agreement. Each party may request a change of the other party’s account manager upon written notice of at least ninety (90) days to the other party, at which point the parties shall attempt to resolve the issue.

14.4    Government Applications.

14.4.1  Supplier will cooperate with Genzyme by supporting any FDA applications with appropriate technical information available at that time to Supplier.

14.4.2 Genzyme shall have the sole responsibility to obtain any government authorizations necessary to test, distribute or sell materials that use or incorporate the Biosurgery Products.

14.4.3 To the extent that Genzyme determines that applications to and approval from the FDA or other governmental authority are necessary for a Biosurgery Product, Supplier will cooperate fully with Genzyme by providing available technical information about the Biosurgery Product to Genzyme for incorporation in Genzyme’s application

14.4.4 Should Genzyme request Supplier to provide proof of manufacture of a Biosurgery Product to a regulatory authority, Supplier shall cooperate and supply information in response to such request. Genzyme shall reimburse any reasonable out of pocket expenses incurred by Supplier in complying with Genzyme’s request.

14.4.5 With respect to supply of Biosurgery Products for use in a European or other non-U.S. country, all of the provisions of this Section 14.4 and of Section 13.5 shall be construed to encompass the various equivalent (or most nearly equivalent) regulatory agencies and regulations applicable, to the extent that any requirements of such other authorities which are different than those of the U.S. government have been incorporated by mutual written agreement in amended Biosurgery Product Specifications. The parties shall negotiate in good faith using reasonable efforts any modifications to the provisions hereof occasioned by virtue of the supply of Biosurgery Products to a European country. The parties acknowledge and agree that because Biosurgery Products to be supplied to European countries pursuant to this Agreement is to be under a Genzyme label, the primary responsibility lies with Genzyme to identify the requirements of the laws and regulations of each such country, and to communicate such requirements to Supplier in order to amend the Biosurgery Product Specifications appropriately.

15.           Termination:

15.1 Term. The term of this Agreement is set forth in Section 3.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

15.2 Termination for Cause. Either Party may terminate this Agreement in the event the other Party refuses, declines or fails to perform or otherwise breaches its material obligations under this Agreement and such breach is not cured within thirty (30) days after receiving written notice from the non-breaching Party specifying the nature of the failure to perform or breach. If more than thirty (30) days is reasonably required to cure the failure to perform or breach, and the defaulting Party diligently pursues the cure during such thirty (30)-day period, the period to cure shall be extended a minimum of an additional thirty (30) days prior to the termination being effective.

15.3     Termination for Bankruptcy. Each party may terminate this Agreement effective immediately without liability upon written notice to the other if anyone of the following events occurs:

15.3.1 the other files a voluntary petition in bankruptcy or an involuntary petition is filed against it;

15.3.2 the other is adjudged bankrupt;

15.3.3 a court assumes jurisdiction of the assets of the other under federal reorganization act;

15.3.4 a trustee or receiver is appointed by a court for all or a substantial portion of the assets of the other;

15.3.5 the other becomes insolvent or suspends business; or

15.3.6  the other makes an assignment of its assets for the benefit of its creditors.

15.4     Termination for Infringement or Violation of Law. Each party may terminate this Agreement, or may terminate supply of a particular Product under this Agreement, upon sixty (60) days written notice to the other party if it would constitute a violation of law for the terminating party or its relevant Affiliate (i.e., a Buying Entity or Selling Entity, as applicable) to fulfill its obligations hereunder without (i) infringing the intellectual property of a Third Party, breaching federal or other governmental regulations, including but not limited to FDA requirements; or (ii) violating any law.

15.5     Effect of Termination or Expiration.

15.5.1      Purchase Orders. Upon termination or expiration of this Agreement, Genzyme either itself or through its Buying Entities shall (i) take delivery of and pay for all Products under any Purchase Order outstanding as of the date of termination; (ii) take delivery of and pay for all Biosurgery Products manufactured in reliance upon the binding portion of the relevant forecast; (iii) each Buying Entity shall not be relieved of the obligation to purchase all Products for which it has placed Purchase Orders; (iv) purchase all Products held in inventory as of the date of termination by or for Supplier pursuant to the security of supply provision in Sections 9.1 or 10.2; and (v) Supplier either itself or through its Selling Entity will fulfill all Purchase Orders submitted to Supplier either itself or through its Selling Entity prior to the effective date of termination. In the event of any termination of this Agreement, Genzyme shall be responsible for taking delivery of Custom Manufactured Products and Biosurgery Products under any outstanding Purchase Order only if such Custom Manufactured Product or Biosurgery Product has entered the manufacturing process at the time of termination.

15.5.2      Supply Stock and Raw Materials. If this Agreement is terminated by Genzyme for any reason, or if the Agreement is terminated by Supplier on account of breach by Genzyme,

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Genzyme will purchase (i) all Custom Manufactured Products and Biosurgery Products that may reside in Supplier inventory under outstanding Purchase Orders and as set forth in Sections 9.1 or 10.2; and (ii) any raw material (including without [**]) purchased by or for Supplier specifically for manufacture of any Custom Manufactured Product or Biosurgery Product in accordance with an outstanding Purchase Order and/or, in the case of Biosurgery Products, in accordance with the the-binding portion of Genzyme’s forecast. Genzyme may request that Supplier provide cost justification to support such reimbursement. No termination shall relieve Genzyme of its obligation to purchase all Products for which it has placed Purchase Orders.

15.5.3      Biosurgery Products. In the event of Genzyme’s termination of this Agreement for reason other than Supplier’s breach or bankruptcy, and unless otherwise agreed to by the parties, Genzyme shall accept delivery and pay for all Biosurgery Products for which Supplier has commenced manufacture under the then-current Genzyme Forecast, and Genzyme shall reimburse Supplier for its direct, out-of-pocket costs of raw materials purchased to manufacture such Biosurgery Products to the extent such costs were authorized in writing by Genzyme and Supplier cannot reasonably use raw materials.

16.           SBA Socio-Economic Reporting:

Genzyme is an equal employment opportunity employer and is a federal contractor. Consequently, the parties agree that, to the extent applicable, they will comply with Executive Order 11246, the Vietnam Era Veterans Readjustment Assistance Act of 1974 and Section 503 of the Vocational Rehabilitation Act of 1973 and also agree that these laws are incorporated herein by this reference.  Supplier also agrees to comply with the provisions of Executive Order 13201 Compliance (29 CFR Part 470), relating to the notice of employee rights concerning payment of union dues.

17. Confidentiality:

17.1     Nonuse and Nondisclosure Obligations. Each party shall maintain as confidential and shall not disclose, copy nor use for purposes other than the performance of this Agreement, any information which relates to the other party’s business affairs, trade secrets, technology, research and development, pricing, or the terms of this Agreement (“Confidential Information”) and each agrees to protect that Confidential Information of the other with the same degree of care it exercises to protect its own confidential information.

17.2         Exceptions. “Confidential Information” shall not include any information that:

17.2.1  is within the public domain prior to the time of the disclosure hereunder or thereafter becomes within the public domain other than as a result of disclosure by the receiving party in violation of this Agreement;

17.2.2  was in the possession of the receiving party on or before the date of disclosure hereunder, as evidenced by records, however maintained;

17.2.3  is acquired by a party hereto from a Third Party not under an obligation of confidentiality;

17.2.4  the receiving Party must disclose by law, order, subpoena, or regulation of a governmental agency or a court of competent jurisdiction, provided the other party receives prior written notice of such disclosure; or

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

17.2.5  is hereafter independently developed by a party without reference to or reliance upon the other party’s Confidential Information, as evidenced by records, however maintained.

17.3  Injunctive Relief. Breach of this Section 17 by one party may cause irreparable damage to the other party and, therefore, the injured party shall have the right to seek equitable and injunctive relief, and to recover the amount of damages (including reasonable attorney’s fees and expense) incurred in connection with such disclosure and/or unauthorized use.

17.4  Effect Upon Termination or Expiration. Upon expiration or termination of this Agreement, each party agrees to return to the other or destroy all Confidential Information of the other, as the other party may request. The obligations of confidentiality and nonuse set forth in this Section 17 shall survive expiration or termination of this Agreement.

18.           Insurance:

18.1         Minimal Insurance Coverage Limits.  Without limiting the scope of its aforementioned defense, hold harmless and indemnity duties, Provider shall maintain at its sole cost and expense the following insurance coverage:

[**]

18.2         Certificates of Insurance.  At the request of Genzyme, Supplier will furnish Genzyme a true copy of a certificate of coverage issued by the responsible insurance carrier.

18.3         [**].

18.4         [**].

18.5         [**].

18.6         [**].

19.           FORCE MAJEURE

19.1         General.  No failure or omission by a Party (the “Incapacitated Party”) in the performance of any obligation of this Agreement shall create any liability to the other Party (the “Affected Party”) if such failure or omission arises from any unforeseeable cause(s) beyond the reasonable control of the Incapacitated Party, including without limitation the following: acts of God; fire; storm; flood; earthquake; war; terrorism, sabotage; quarantine restrictions; labor strike; and freight embargo (collectively, “Force Majeure”). In the event of any delay or inability to perform arising pursuant to Force Majeure, the Incapacitated Party shall notify the Affected Party within eight (8) business hours following the occurrence of any qualifying event.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

19.2         Response by Supplier. Upon the occurrence of a Force Majeure where Supplier is the Incapacitated Party and such Force Majeure continues for five (5) consecutive days following its initial occurrence, the Supplier shall provide Genzyme with a proposal to remedy the situation (“Contingency Plan Proposal”). Genzyme shall then have five (5) days to review and approve the Contingency Plan Proposal or suggest changes to the Contingency Plan Proposal which Supplier shall have one (1) day to review and approve or amend which the above time frame will govern. If Supplier is unwilling or unable to make the changes to the Contingency Plan Proposal suggested by Genzyme, Genzyme may terminate this agreement on ten (10) days written notice.

19.3         Response by Genzyme. Upon the occurrence of a Force Majeure where Genzyme is the Incapacitated Party, Genzyme’s performance shall be postponed by such length of time (the “Suspension Period”) as may be reasonably necessary to compensate for the delay or inability to perform and Supplier’s performance shall be postponed by a length of time equal to the Suspension Period.

19.4         Contingency Plan. Supplier shall put into place, with Genzyme’s written approval, a contingency plan based on the Contingency Plan Proposal and Genzyme instructions (“Contingency Plan”) to be used in the event of Force Majeure conditions such as those described above. The purpose of the Contingency Plan is to maintain, as consistently as possible and with complete integrity in respect of quality and to Genzyme’s reasonable satisfaction, Supplier’s supply of Products to Genzyme.

19.5         Disaster Recovery. Supplier represents and warrants that it has adopted and will maintain a complete integrity in respect of quality and to Genzyme’s reasonable satisfaction, Supplier’s supply of Products to Genzyme in the event of a Disaster. Supplier shall notify Genzyme immediately after Supplier deems an event to be a Disaster. Immediately following a Disaster, Supplier shall move the affected Product Operations to a Recovery Location as expeditiously as possible to ensure the uninterrupted supply of Products to Genzyme.

19.5.1      Communications. Supplier shall work with Genzyme to establish a plan for alternative communications in the event of a Disaster.

19.5.2      No Warranty. Genzyme acknowledges that the Disaster Recovery Plan is designed to minimize, but may not eliminate, risks associated with a Disaster affecting Product Operations. Supplier does not warrant that Product Operations will be uninterrupted in the event of a Disaster.

19.5.3      Reporting Obligations. A current and complete copy of the Disaster Recovery Plan in effect on the Effective Date is set forth on Attachment N hereto. On June 30 and December 31 of each year during the Term, Supplier shall deliver to Genzyme a copy of the then-current Disaster Recovery Plan with a statement describing any changes made to the Disaster Recovery Plan during the previous six month period.

20.           Research Product Warranties:

The Supplier warrants to Genzyme that each Research Product shall conform substantially to the

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

description of such Research Product as provided in the applicable catalog as referenced in Section 2.1.2 above and literature accompanying the Research Products until their respective expiration dates or, if no expiration date is provided, for six (6) months from the date of the Buying Entity’s receipt of the Research Products. Supplier warrants that all Research Products delivered hereunder will be new, of the grade and quality specified by Supplier, free from material defects in design, material and workmanship, will conform to delivered samples and written descriptions, and will be free of liens and encumbrances. The warranties shall survive any delivery, inspection, payment or acceptance of the Products. At its expense, Supplier shall replace Research Products not conforming to the foregoing warranties. GENZYME’S SOLE REMEDY FOR ANY BREACH OF THE FOREGOING WARRANTIES SHALL BE REPLACEMENT OF THE NON-CONFORMING RESEARCH PRODUCT OR, IF SUPPLIER CANNOT REPLACE SUCH RESEARCH PRODUCT, REFUND OF THE RESEARCH PRODUCT PRICE PAID.

21.           Authorized Uses of Research Products:

21.1         Except as otherwise agreed in writing by an authorized representative of Supplier, the purchase and sale of Research Products hereunder only conveys to Genzyme the non-transferable right for only Genzyme to use the purchased quantity of Research Products in compliance with the applicable intended use statement, limited use statement or limited label license, if any, in Supplier’s written catalogs or more recent Research Product literature or on the label or other documentation accompanying the Research Products (all such statements or licenses being incorporated herein by reference as if set forth herein in their entirety). Unless otherwise expressly indicated in Supplier’s written catalogs or more recent Research Product literature, or on the label or other documentation accompanying the Research Products, Genzyme may use the Research Products for research use only and not for any other purpose including, but not limited to, commercial purposes, in vitro diagnostic purposes, ex vivo or in vivo therapeutic purposes, investigational use, in foods, drugs, devices or cosmetics of any kind, or for consumption by or use in connection with or administration or application to humans or animals.

21.2         Genzyme acknowledges that the Research Products have not been tested by or for Supplier for safety or efficacy except as expressly stated in Supplier’s written catalogs or more recent product literature, or on the label or other documentation accompanying the Research Products. Without limiting the foregoing restrictions, Genzyme warrants to Supplier that should Genzyme use the goods for any use other than research, Genzyme shall conduct all necessary tests, comply with all applicable regulatory requirements, issue all appropriate warnings and information to subsequent purchasers and/or users and be responsible for obtaining any required intellectual property rights.

21.3         Genzyme agrees to comply with instructions for use of the Research Products, if any, and not to misuse the Research Products. Genzyme also agrees to inform its employees of the risks, if any, involved in using or handling the Research Products and to train and equip them to handle the Research Products safely. Supplier will label all hazardous shipments in accordance with HAZMA T standards.

21.4         Genzyme realizes that because Supplier’s goods are intended primarily for research purposes, they may not be on the Toxic Substances Control Act (TSCA) inventory. Genzyme assumes responsibility to ensure that purchased Research Products are approved for use under TSCA, if applicable.

21.5         Genzyme has the responsibility to conduct any research necessary to learn the hazards involved for any of Genzyme’s uses of Research Products and to warn Genzyme’s customers, employees and any auxiliary personnel (such as freight handlers, etc.) of any risks involved in Genzyme’s use or handling of the Research Products. Genzyme agrees to comply with instructions

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

for use of the Research Products, if any, and not to misuse the Research Products. If Genzyme is to repackage, re-label or use a Research Product as a starting material or component of other products, Genzyme will make commercially reasonable efforts to qualify the Research Products for such applications, and comply with all applicable laws and regulations relating to labeling or providing other communications to customers. Genzyme also agrees to make commercially reasonable efforts to inform its employees of the risks, if any, involved in using or handling the Research Products and to train and equip them to handle the Research Products safely. Supplier will label all hazardous shipments in accordance with HAZMA T standards.

22.           [**]/Transmissible Spongiform Encephalopathy Compliance.

Supplier warrants that in the event that any Product that contains or is defined as being a ruminant derived material( s) and/or material( s) derived from animals which are susceptible to infection with transmissible spongiform encephalopathy through the oral route, it shall provide Genzyme with a current Certificate of Suitability (as defined in European Pharmacopoeia Monograph 2001: 1483, Products With Risk of Transmitting Agents of Animal Spongiform Encephalopathies - a sample of which is contained in Attachment L). Supplier shall be responsible for advising Genzyme of any changes to the Certificate of Suitability in writing, and shall also provide an updated copy of the Certificate of Suitability as soon as it becomes available. Supplier shall be responsible for identifying the Certificate of Suitability 10 number and its expiration date on any Certificate of Analysis for materials of Animal Origin (defined below). Within a commercially reasonable time after receipt of Genzyme’s written request, Supplier shall provide Genzyme with a Letter of Origin stating whether raw materials used in the manufacture of a Product are synthetic or plant derived, or if Animal Origin, whether the raw materials meet the Certificate of Suitability requirements. Material shall be deemed of “Animal Origin” if it is derived from animal tissues, cells, or body fluids; an “animal” is defined as a higher eukaryotic organism, including mammals (to include humans), fish, birds, reptiles, amphibians, insects, mollusks, etc. Animal Origin does not include lower eukaryotic organisms (including without limitation higher plants, fungi, protozoa and algae); nor does it include prokaryotic organisms (including without limitation bacteria or blue-green algae).

23.           Export Control:

Neither Supplier nor Genzyme shall export or re-export, either directly or indirectly, any technical data relating to Products, incorporating the other party’s Confidential Information or any Product in contravention of any laws or regulations of the United States, including but not limited to the United States Export Administration Act of 1979 as amended, the Trading With the Enemy Act, and the regulations of the U.S. Departments of Commerce, Defense, State, Energy and Treasury, pursuant thereto.

24.           Indemnification:

24.1 [**].

24.2 [**].

24.3 [**].

24.4 [**].

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

25.          Compliance with Laws:

Each party represents and warrants that in the performance of this Agreement, it and its relevant Affiliates (i.e., Selling Entities and Buying Entities) shall comply with all applicable federal, state and local laws, ordinances, rules, and regulations (including without limitation, and if applicable, 40 CFR 720.3(ee)). Each party agrees to indemnify and hold harmless the other from any and all liabilities, claims, demands, losses, costs, damages or expenses regardless of the nature of same to the extent they arise from any Third Party claim against such party for its or its relevant Affiliate’s failure to comply with such laws, ordinances, rules or regulations.

26.          Limitation of Liability:

Except for claims arising under Sections 17 (Confidentiality), neither party shall be liable to the other for any indirect, incidental, special or consequential damages (including, without limitation, any damages arising from loss of use or lost business revenue, profits or goodwill) arising in connection with this Agreement, whether in an action in contract, tort, strict liability, warranty, or negligence even if advised of the possibility of such damages. [**].

27.           Assignment:

The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, Genzyme, Supplier, and their respective successor and assigns, including pursuant to a merger or consolidation; further, each party may, without the consent of the other, assign its rights and interests, and delegate its obligations hereunder, effective upon written notice thereof to the other party: (a) to an Affiliate if such Affiliate assumes all of the obligations of the assigning party hereunder and this Agreement remains binding upon the assignor, or (b) to any entity that acquires all or substantially all of the assets of a party to which this Agreement pertains, or which is the surviving entity in a merger or consolidation, if such entity assumes in writing all of the obligations of a party hereunder. Any attempt to assign or delegate any portion of this Agreement in violation of this Section 27 shall be null and void. Subject to the foregoing, any reference to Genzyme or Supplier hereunder shall be deemed to include the successors thereto and assigns thereof.

28.           Jurisdiction:

This Agreement is deemed to be made under and shall be interpreted in accordance with the laws of the Commonwealth of Massachusetts.

29.           Severability; Remedies; Waiver:

In the event that anyone or more provisions contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

The remedies contained herein are cumulative and in addition to, any other remedies at law or equity. A failure to enforce, or waiver of a breach of, any provision of this Agreement shall not constitute a waiver of any other breach or of such provisions.

30.           Notices:

All notices under this Agreement shall be in writing, properly addressed and shall be deemed to have been duly given or received upon the earlier of (i) if by personal service, when actually received, (ii) five business days after sending by registered or certified mail, return receipt requested, (iii) one business day after sending via a next business day commercial delivery service, and such service

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

obtains the signature of a representative of the recipient; or (iv) one (1) day after transmission by facsimile. Any notices not addressed as follows shall be deemed not to have been give or received.

For notices to Supplier regarding forecasts or operation of this Agreement:

To Supplier (Custom Manufactured Products):

Invitrogen Corporation 3175 Staley Road Grand Island, NY 14072

Attention: Beth Webb Tel: 617-630-0242

Fax: 617-630-0243

To Genzvme:

Emily Nault

Supply Management Genzyme Corporation

PO Box 9322

Framingham, MA 01701-9322

To Supplier (Biosurgery Products):

Invitrogen Corporation 3175 Staley Road

Grand Island, NY 14072 Attention: Rick McAvoy Tel: 716-774-6959

Fax: 716-774-6811

With a Copy to:

Legal Department of Genzyme One Kendall Square Cambridge, MA 02139

For notices to Supplier regarding interpretation, terms, termination, or breach of this Agreement, all notices shall be sent via mail or commercial delivery service:

To Invitrogen:	With a Copy to:
Invitrogen Corporation	Invitrogen Corporation
1600 Faraday Avenue	1600 Faraday Avenue
Carlsbad, CA 92008	Carlsbad, CA 92008
Attention: Contracts Department	Attention: General Counsel
Tel: 760-603-7200	Tel: 760-603-7200
Fax: 760-476-6326	Fax: 760-476-6326

To Genzvme:

Emily Nault

Supply Management Genzyme Corporation

PO Box 9322.

Framingham, MA 01701-9322

With a Copy to:

Legal Department of Genzyme

500 Kendall Street

Cambridge, MA 02142

Notices to Buying Entities under this Agreement shall be delivered to those entities at the locations and addresses identified on Attachment A.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

31.          Advertising:

Without the prior written consent of each party’s representative as designated in Section 30, and except as permitted under Section 17, neither Genzyme nor Supplier shall in any manner advertise, publish, or disclose to any Third Party the terms of this Agreement.

32.          Statutes and Executive Orders:

The following statutes and Executive Orders (“EO’s”) together with Regulations issued hereunder are made a part of this Agreement:

•      Equal Opportunity (41 C.R.R. 60-14, EO 11246),

•      Employment of Disabled Veterans, and Veterans of Vietnam ERA (Sec. 60-250.4 of Title 41 C.F.R.)

•      Employment of the handicapped (sec. 60-741.4 of title 41 C.F.R., EO 11758)

33.           Survival:

All rights and obligations of the parties set forth herein that expressly or by their nature survive the expiration or termination of this Agreement (including, without limitation, rights and obligations under outstanding Purchase Orders) shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement until they are satisfied or by their nature expire and shall bind the parties and their legal representatives, successors, and permitted assigns. Without limiting the foregoing, any of the provisions of this Agreement and/or its Attachments dealing with Delivery, Payment, Warranty, Authorized Use, Confidential Information and Advertising, Intellectual Property Indemnity, Compliance with Laws, and Sections 2.2.8, 26, 28, 30, 34, 35, 36.4, 36.5 and 36.6 shall survive termination of this Agreement.

34.           Additional or Inconsistent Terms:

Any terms or conditions set forth in any invoice provided to Genzyme by Supplier or in any order provided to Supplier by Genzyme (including, without limitation, Purchase Orders) which is in any way different from, inconsistent with or in addition to the terms and conditions set forth herein will not become a part of this Agreement or be binding upon Genzyme or Supplier.

35.           Entire Agreement:

This Agreement and its Attachments constitute the entire agreement between the parties relating to the subject matter hereof, and supersedes and replaces all prior agreements, written or oral; between the parties regarding Products (including, without limitation, the Biosurgery Agreement). Any modification or waiver of any provision must be made in writing and signed by authorized representatives of each party.

36.           General Provisions.

36.1         Non-Exclusivity. Supplier is not, and nothing in this Agreement shall imply that Supplier or Selling Entities are Genzyme’s or Buying Entities’ exclusive manufacturer or Supplier of Products. Genzyme and Buying Entities are not, and nothing in this Agreement shall imply that Genzyme or Buying Entities are, Supplier’s exclusive purchaser of Products.

36.2         Force Majeure Refer to section 19.

36.3         Independent Contractor. Supplier shall furnish Products to Genzyme as an independent contractor and not as an employee or agent of Genzyme. Except as expressly stated

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

herein, Supplier may not act for, bind, or represent Genzyme in any manner.

36.4         Headings. Headings used herein are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

36.5         Severability. Should one or more of the provisions contained in this Agreement be held invalid, illegal or unenforceable by a court or tribunal with jurisdiction to do so, then the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affect the parties’ substantive rights. In such instance, the parties shall use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

36.6         No Amendment: Waiver. This Agreement shall not be amended except by an instrument in writing executed by both parties. Failure of either party at any time to enforce any of the provisions of this Agreement shall not be deemed to be a waiver of such or any other provision hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

INVITROGEN CORPORATION (SUPPLIER)

By:

Name: Bernd Brust

Title:  Sr. VP. Worldwide Sales

GENZYME CORPORATION (GENZYME)

By:

Name: Mark Bamforth

Title:  Sr. VP. Corporate Operations and Pharmaceuticals

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Attachment A

Genzyme Global Buying Entities

Corporations

Genzyme Corporation * (Headquarters)

500 Kendall Street
Cambridge, MA 02142
Telephone: 617-252-7500
Fax: 617-252-7600

Authorized Buying Entities

Genzyme Corporation
80 New York Avenue
Framingham, MA  01701-9322
Telephone:  508-424-4300
Fax:  508-424-4066

Genzyme Corporation
74 New York Avenue
Framingham, MA  01701-9322
Telephone:  508-424-4300
Fax:  508-424-4066

Genzyme Corporation
31 New York Avenue
Framingham, MA  01701-9322
Telephone:  508-424-4300
Fax:  508-872-4091

Genzyme Corporation
11 Pleasant Street Connector
PO Box 9322
Framingham, MA  01701-9322
Telephone:  508-872-8400
Fax:  508-872-9080

Genzyme Corporation
78 New York Avenue
Framingham, MA  01701-9322
Telephone:  508-424-4300
Fax:  508-872-4091

Genzyme Corporation
51 New York Avenue
Framingham, MA  01701-9322
Telephone:  508-424-4300
Fax:  508-872-4091

Genzyme Corporation
One Mountain Road
Framingham, MA  01701-9322
Telephone:  508-872-8400
Fax:  508-872-9080

Genzyme Corporation
15 Pleasant Street Connector
PO Box 9322
Framingham, MA  01701-9322
Telephone:  508-872-8400
Fax:  508-872-9080

Genzyme Corporation
76 New York Avenue
Framingham, MA  01701-9322
Telephone:  508-424-4300
Fax:  508-424-4066

Genzyme Corporation
45 New York Avenue
Framingham, MA  01701-9322
Telephone:  508-424-4300
Fax:  508-872-4091

Genzyme Corporation
5 Mountain Road
Framingham, MA  01701-9322
Telephone:  508-872-8400
Fax:  508-872-9080

Genzyme Corporation
(Diagnostics Business Unit Headquarters)
One Kendall Square
Cambridge, MA  02139
Telephone:  617-252-7500
Fax:  617-252-7600

Genzyme Corporation
(Diagnostics Business Unit Location)
6659 Top Gun
San Diego, CA 92121
Telephone:   858-452-3198
Fax:  858-452-3258

Genzyme Corporation
(Pharmaceuticals Business Unit Headquarters)
500 Kendall Street
Cambridge, MA 02142
Telephone: 617-252-7500
Fax: 617-252-7600

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Genzyme Corporation
(Molecular Oncology Division Headquarters)
MetroWest Place
15 Pleasant Street Connector
PO Box 9322
Framingham, MA  01701-0322
Telephone:  505-271-2627
Fax:  508-271-2604

Genzyme Corporation
(Therapeutics Business Unit Headquarters)
500 Kendall Street
Cambridge, MA 02142
Telephone: 617-252-7500
Fax: 617-252-7600

Genzyme Corporation
(Biosurgery Division Headquarters)
500 Kendall Street
Cambridge, MA 02142
Telephone: 617-252-7500
Fax: 617-252-7600

Genzyme Corporation
(Biosurgery Division Location)
64 Sidney Street
Cambridge, MA  02139
Telephone:  617-494-8484
Fax:  617-494-6561

Genzyme Corporation
(Biosurgery Division Location)
65 Railroad Avenue
Ridgefield, NJ  07657

Genzyme Corporation
(Genetics Business Unit Headquarters)
MetroWest Place
15 Pleasant Street Connector
PO Box 9322
Framingham, MA  01701-9322
Telephone:  508-872-8400
Fax:  508-872-5663

Genzyme Corporation
(Genetics Business Unit Location)
6991 E. Camelback Road
Suite B295
Scottsdale, AZ  85251
Telephone:  602-675-0250
Fax:  602-675-0210

Genzyme Corporation
(Genetics-Pasadena)
11 West Del Mar
Pasadena, CA 91105
Telephone: 800-255-1616

Genzyme Corporation
(Genetics Business Unit Location)
2000 Vivigen Way
Santa Fe, NM  87505
Telephone:  505-438-1111
Fax:  505-438-1120

(Genetics Business Unit Location)
10421 University Center Drive #100
Tampa, FL  33612-6422
Telephone:  813-979-9442
Fax:  813-972-4632

Diagnostic Testing
4310 E. Cotton Center Blvd
Suite 120
Phoenix, AZ 85040
Tel: 602-254-6620
Fax: 602-254-7340
Toll free: 800-645-6626

Diagnostic Testing
655 East Huntington Drive
Monrovia, CA 91016
Tel: 626-471-9922
Fax: 626-471-7510
Toll free: 800-255-1616

(Genetics Business Unit Location)
1054 Town & Country Road
Orange, CA  92868
Telephone:  714-245-9259
Fax:  714-245-9259

Genzyme Genetics | Impath
521 West 57th St.
New York NY 10019

Genzyme Genetics | Impath
Receiving Location
625 West 55th St.
5th Floor
New York, NY 10019

Genzyme Genetics | Impath
Receiving Location
5340 Alla Rd.
Los Angeles CA 90066

Genzyme Genetics | Impath
Receiving Location
518 West 58th St.
5th Floor
New York, NY 10019

Genzyme Genetics | Impath
Receiving Location
5300 McConnell Ave.
Los Angeles, CA 90066

Genzyme Genetics | Impath
Receiving Location
810 East Hammond Ln.
Phoenix, AZ 85034

Genzyme Drug Discovery and Development
153 Second Avenue
Waltham, MA  01254

Telephone:  781-290-5890
Fax:  781-290-5890

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Genzyme Glycobiology Research Institute
800 Research Parkway, Suite 200
Oklahoma City, OK  73104
Telephone:  405-271-8144
Fax:  405-271-1030

GBL West Malling
50 Gibson Drive
Kings Hill, West Malling
Kent  ME19 4AF
UNITED KINGDOM
Telephone:  011-44-1732-22-0022
Fax:  011-44-1732-22-0024

Genzyme Flanders NV
Cipalstraat 8
B-2440 Geel
BELGIUM
Telephone:  011-32-1456-4911
Fax:  011-32-1456-4916

Genzyme Pharmaceuticals
Sygena Facility
Eichenweg 1
CH 4410 Liestal
SWITZERLAND
Telephone:  011-41-061-906-5959
Fax:  011-41-061-906-5958

Genzyme Ltd
37 Hollands Road
Haverhill
Suffolk CB9 8PU
UNITED KINGDOM
Telephone:  011-44-1440-703-522
Fax:  011-44-1440-707-783

Genzyme (formerly Sangstat)
58, Avenue Debourg
B.P. 7055
F-69348 Lyon Cedex 07
FRANCE
Telephone: +33 (0)4 37 28 16 88
Fax: +33 (0)4 37 28 16 95

Genzyme Virotech GmbH
Lowenplatz 5
D-65428 Ruesselsheim
GERMANY
Telephone:  011-49-6142-69-0963
Fax:  011-49-6142-82-621

Genzyme Waterford
IDA Business Park
Kilmeadan Road
Waterford
IRELAND
Telephone:  011-353-51-594-100
Fax:  011-353-51-594-105

Genzyme (formerly Sangstat)
1541, Avenue Marcel Mérieux
69280 Marcy L’Etoile
FRANCE
Telephone: +33 (0)4 37 22 58 10
Fax +33 (0)4 37 22 58 98

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Attachment B-1

Bioproduction Pricing

[**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Attachment B2

Biosurgery Products

[**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Attachment B3

Research Pricing

[**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Attachment B4

GENETICS PRICING

[**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Attachment C

SPECIFICATIONS

[**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Attachment D

LIST OF ACCOUNT MANAGERS FOR INVITROGEN

WILL BE PROVIDED AT THE YEARLY BUSINESS REVIEW

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Attachment E

GENZYME ACCOUNTS PAYABLE CONTACTS

US Invoices. Unless otherwise specified, all US invoices (with the exception of EDI invoices as referenced below) shall be sent by mail to the following address:

Genzyme Corporation
P.O. Box 9322
Framingham, MA  01701-9322
USA

International Invoices. Unless otherwise specified, all non-US (International) Invoices shall be sent to applicable Genzyme locations at the appropriate address specified in Attachment A.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

ATTACHMENT F

SUPPLEMENTAL PRODUCT AMENDMENT FOR BIOSURGERY PRODUCTS

Pursuant to Section 8.2 of that certain PURCHASE AND SUPPLY AGREEMENT entered into by and between Genzyme Corporation (“Genzyme”) and Invitrogen Corporation (“Invitrogen”) dated December        , 2003.

Supplier agrees to manufacture for the Biosurgery Division of Genzyme the following Biosurgery product (referred to herein as the “Biosurgery Product,”                   , subject to the warranties and limitations set forth herein. The Biosurgery Product formulation and packaging components are attached.

Supplier will manufacture the Biosurgery Product in accordance with specifications attached here (the “Specifications”). Supplier’s warranty’s for the Biosurgery Products are as set forth in the Purchase and Supply Agreement. A copy of the Certificate of Analysis that defines the Specifications is attached.

In witness whereof each of the parties has caused its authorized representative to execute this Supplemental Product Amendment on the date specified below.

Invitrogen Corporation	Genzyme Corporation

Name:	Name:

Signature:	Signature:

Title:	Title:

Date:	Date:

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

ATTACHMENT G

GENZYME MATERIALS
AND MATERIALS SPECIFICATIONS

[**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

ATTACHMENT H

[**] PROTOCOLS

[**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

ATTACHMENT I

Biosurgery Refrigeration and Transportation Requirements

[**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

ATTACHMENT J

SUPPLEMENTAL PRODUCT AMENDMENTS

[**]

ATTACHMENT K

Change or Discontinuation Notification Process

[**]

ATTACHMENT L

CERTIFICATION OF SUITABILITY OF MONOGRAPHS OF THE EUROPEAN
PHARMACOPOEIA

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

ATTACHMENT M

RESERVE REQUIREMENTS

[**]

ATTACHMENT N

DISASTER RECOVERY PLAN

[**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

ATTACHMENT O

SPECIAL REQUIREMENTS for GENZYME’S BELGIUM FACILITY

[**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

ATTACHMENT P

GENZYME ON-SITE STOCKROOM PROGRAMS

[**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.